CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #459 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated August 29, 2012 on the financial statements and financial highlights of Davidson Multi-Cap Equity Fund, a series of Advisors Series Trust.   Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 26, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #459 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated August 29, 2012 on the financial statements of Davidson Small/Mid Equity Fund, a series of Advisors Series Trust.   Such financial statements appear in the 2012 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 26, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Advisor Series Trust with respect to the filing of the Prospectus and Statement of Additional Information for Davidson Intermediate Fixed Income Fund and Davidson Equity Income Fund, a series of Advisor Series Trust.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 26, 2012